Exhibit 3.1

BYLAWS

OF

USA TRUCK, INC.

As Amended and Restated
on March 24, 2017

ARTICLE I.

OFFICES

Section 1.          Registered Office.  The registered office of USA Truck, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2.          Other Offices.  The Corporation may also have offices at such other places, and keep the books and records of the Corporation, except as otherwise may be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1.          Place of Meeting.  All meetings of the stockholders shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President.

Section 2.          Annual Meetings.  The annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in May of each year, if not a legal holiday under the laws of the place where the meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be established by the Board of Directors.

Section 3.          Special Meetings.  Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the entire Board of Directors.  Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

Section 4.          Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.  Each such notice shall state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws.  Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

Section 5.          Nature of Business at Meetings of Stockholders.  Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 6 or Section 6A of this Article II, as applicable) may be transacted at an annual meeting of stockholders as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a Qualified Stockholder (as defined below) of record on the date of the giving of the notice provided for in this Section 5 of this Article II and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 5 of this Article II.  "Qualified Stockholder" means any stockholder that is entitled to vote at the meeting and meets the requirements set forth in Rule 14a-8(b)(1) under the Exchange Act as in effect from time to time (or any successor law, rule, or regulation).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the first day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each matter such stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk, or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 5 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 5 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the annual meeting and such business shall not be transacted.

Nothing contained in this Section 5 of this Article II shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor law, rule, or regulation).

Section 6.          Nomination of Directors.  Only persons who are nominated in accordance with the following procedures (or the procedures set forth in Section 6A of this Article II, as applicable) shall be eligible for election as directors of the Corporation, except as may be otherwise provided to the holders of preferred stock of the Corporation in accordance with the Certificate of Incorporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or, except with respect to clause (c) of this paragraph, at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) by any Qualified Stockholder of the Corporation who complies with the notice procedures set forth in this Section 6 of this Article II, or (c) solely with respect to any annual meeting of stockholders, pursuant to Section 6A of this Article II.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely for nominations made pursuant to Section 6 of this Article II, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the first day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the first day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting otherwise was made, whichever first occurs.  To be timely for nominations made pursuant to Section 6A of this Article II, a stockholder’s notice must be delivered in accordance with the requirements of Section 6A of this Article II.  In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (i) the name and record address of such person, (ii) (A) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person, or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest, or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, and (D) whether and the extent to which any other transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice, and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, representation by each proposed nominee that such nominee does not have, nor will have, any undisclosed voting commitments or other arrangements with respect to such nominee's actions as a director if elected, and a questionnaire completed by proposed nominee, the form of which shall be provided by the Corporation upon written request.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6 of this Article II or Section 6A of this Article II, as applicable.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 6A.          Proxy Access for Director Nominations.
(a)          Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 6A, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:
(1)          the name of any person nominated for election to the Board of Directors (the “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot distributed at the Corporation’s annual meeting, by any Eligible Holder (as defined below) or group of Eligible Holders that has (individually or collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 6A (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(2)          information about the Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;
(3)           a written statement included by the Nominating Stockholder (or, in the case of a group, a written statement of the group) in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to clause (e)(2) of this Section 6A), if such statement does not exceed five hundred (500) words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder including Rule 14a-9 (the “Statement”); and
(4)          any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided by the Nominating Stockholder pursuant to this Section 6A.
(b)           Maximum Number of Nominees.
(1)          The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than the greater of the following (the “Maximum Number”): (i) that number of directors constituting twenty-five percent (25%) of the total number of directors on the last day on which a Nomination Notice may be submitted pursuant to this Section 6A (rounded down to the nearest whole number), and (ii) two directors. The Maximum Number for a particular annual meeting shall be reduced by Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in subsection (d) of this Section 6A but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.
(2)          Any Nominating Stockholder submitting more than one Nominee for inclusion in the proxy materials pursuant to this Section 6A shall rank such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the proxy statement in the event that the number of Nominees pursuant to this Section 6A for any annual meeting of stockholders exceeds the Maximum Number. In the event that the number of Nominees submitted by a Nominating Stockholder exceeds the Maximum Number, the highest ranking Nominee submitted by a Nominating Stockholder pursuant to this Section 6A will be selected for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after the highest ranking Nominee who meets the requirements of this Section 6A from each Nominating Stockholder has been selected. If, after the deadline for submitting a Nomination Notice as set forth in subsection (d) of this Section 6A, a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and such Nominee’s election will not be voted on at the annual meeting.

(c)          Eligibility of Nominating Stockholder.
(1)          An “Eligible Holder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this subsection (c) continuously for the three-year period specified in clause (c)(2) of this Section 6A below or (B) provided to the Secretary, within the time period referred to in subsection (d) of this Section 6A, evidence of such person’s continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).
(2)          An Eligible Holder or group of Eligible Holders may submit a nomination in accordance with this Section 6A only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the common stock of the Corporation throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of such shares through the date of the annual meeting. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 6A, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall only be deemed to own the shares held by the remaining members of the group.

(3)          The “Minimum Number” means three percent (3%) of the shares of common stock of the Corporation calculated as of the most recent date for which the total number of outstanding shares of common stock of the Corporation is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(4)          For purposes of this Section 6A, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (i) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, including any short sale that is not closed out, (ii) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice and has recalled such loaned shares as of the record date for determining the stockholders entitled to vote at the annual meeting and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. A Nominating Stockholder shall include in its Nomination Notice the number of shares it is deemed to “own” for purposes of this Section 6A.

(5)          No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.
(d)          Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than the close of business one hundred fifty (150) calendar days and no later than the close of business one hundred twenty (120) calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders, submit to the Secretary at the principal executive office of the Corporation in accordance with this subsection (d) of Section 6A all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends seventy (70) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein not earlier than the close of business on the 120th day prior to such Other Meeting Date and not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed:
(1)          A copy of the Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with the Securities and Exchange Commission rules;
(2)          A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, in the case of a group, each group member):
(A)          the information, representations and agreements required with respect to the nomination of directors pursuant to Section 6 of these Bylaws;

(B)           the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;
(C)          a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation;

(D)          a representation and warranty that the Nominee (i) does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s publicly disclosed standards used by the Board of Directors as most recently published on the Corporation’s website in determining and disclosing the independence of the directors and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded and any applicable rules of the Securities and Exchange Commission, (ii) meets the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (iv) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) meets the director qualifications set forth in the Corporation’s Criteria for Board of Directors contained in the Charter of the Nominating and Corporate Governance Committee of the Board of Directors as most recently published on the Corporation’s website, and (vi) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;
(E)          a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in subsection (c) of this Section 6A;
(F)          a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in subsection (c) of this Section 6A through the date of the annual meeting and indicating whether or not the Nominating Stockholder intends to continue to own the Minimum Number of shares for at least one year following the annual meeting;
(G)          details of any position of the Nominee as an officer, employee, or director of any competitor (that is, any entity that provides services or produces products that compete with, or could compete with, or are alternatives, or could be alternatives, to the services provided or products produced by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;
(H)          a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Nominee or any nominee of the Board of Directors;

(I)           a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the annual meeting;
(J)           if desired, the Statement; and
(K)          in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;
(3)          An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees:
(A)         to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;
(B)          to file with the Securities and Exchange Commission any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the directors or director nominees or any Nominee, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;
(C)          to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;
(D)          to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually or jointly against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to the nomination, solicitation, or other activity by the Nominating Stockholder in connection with its efforts to elect any Nominee pursuant to this Section 6A, or arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 6A; and

(E)          in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or, due to a subsequent development, omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in subsection (c) of this Section 6A, to promptly (and in any event within forty eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and
(4)          An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:
(A)         that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Code of Business Conduct and Ethics Policy, Insider Trading Policy, these Bylaws and any other policies and guidelines applicable to directors as most recently published on the Corporation’s website;
(B)          that the Nominee is not and will not become a party to (i) any compensatory payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a Nominee that has not been disclosed to the Corporation and is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, (ii) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (iii) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director, with its fiduciary duties under applicable law; and
(C)          that the Nominee will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

At the request of the Corporation, the Nominee must submit all completed and signed questionnaires required of directors of the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if the Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.
The information and documents required by this subsection (d) to be provided by the Nominating Stockholder shall be (i) provided with respect to and executed by each group member, in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this subsection (d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary.
(e)          Exceptions.
(1)          Notwithstanding anything to the contrary contained in this Section 6A, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:
(A)         the Corporation receives a notice (whether or not subsequently withdrawn) pursuant to Section 6 that a stockholder intends to nominate a candidate for director at the annual meeting;
(B)          the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 6A or the Nominating Stockholder withdraws its nomination;
(C)          the Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(D)         the Nominee was nominated for election to the Board of Directors pursuant to this Section 6A at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or unavailable or received a vote of less than twenty-five percent (25%) of the votes present in person or represented by proxy and entitled to vote in the election of directors;
(E)          the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or any other competitor (that is, any entity that provides services or produces products that compete with, or could compete with, or are alternatives, or could be alternatives, to the services provided or products produced by the Corporation or its affiliates) of the Corporation; or
(F)          the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in subsection (c) of this Section 6A, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 6A; and
(2)          Notwithstanding anything to the contrary contained in this Section 6A, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading, (B) such information directly or indirectly impugns character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.
The Company may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

This Section 6A shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 6A and to make any and all determinations necessary or advisable to apply this Section 6A to any persons, facts, or circumstances, including but not limited to the power to determine (i) whether one or more stockholders qualifies as an Eligible Holder, (ii) whether a Nomination Notice complies with this Section 6A and has otherwise met the requirements of this Section 6A, (iii) whether a Nominee satisfies the qualifications and requirements in this Section 6A, and (iv) whether any and all requirements of this Section 6A have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).

Section 7.          Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the shares of stock entitled to be voted, which if any vote is to be taken by classes shall mean the holders of a majority of the shares of each such class, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders.  Abstentions and broker non-votes (i.e., a proxy card returned by a holder on behalf of its beneficial owner that is not voted on a particular matter because voting instructions were not received and the broker has no discretionary authority to vote in accordance with applicable legal requirements or exchange rules) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

Section 8.          Adjournments.  In the absence of a quorum, the holders of a majority of the shares of stock entitled to be voted at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.          Order of Business.  At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer, or in the absence of both, a member of the Board chosen by a majority of the directors present, shall act as chairman.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 10.        List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name.  Such list shall be produced and kept available at the times and places required by law.

Section 11.          Voting.  Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each stockholder of record of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of the stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of common stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

(a)          on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(b)          if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize any person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact.  Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies.  No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

At each meeting of the stockholders, all corporate actions, other than the election of directors, to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors.  Where a separate vote by a class or classes is required, the affirmative vote of a majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.  Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposed corporate action.  Accordingly, abstentions and broker non-votes will not be considered as votes cast and thus will not affect the outcome of voting on such proposed corporate action.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter other than the election of directors need not be by written ballot.  In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

Section 12.          Inspectors.  Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person's discretion, appoint two or more inspectors to act at any meeting of stockholders.  Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting.  Inspectors need not be stockholders.  No director or nominee for the office of director shall be appointed such an inspector.

Section 13.          Action Without Meeting.  Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of not less than the minimum  number of votes that would be necessary to authorize or take such action and shall be delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 13 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.

Section 14.         Participation in Meeting by Means of Communication Equipment.  Any stockholder may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.           General Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

Section 2.          Number, Qualification and Election.  The number of directors which shall constitute the whole board shall be eight (8), but, by vote of a majority of the entire Board of Directors, the number thereof may be decreased from time to time and, by vote of at least seventy-five percent (75%) of the directors then in office, the number thereof may be increased from time to time.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Each director shall be at least 21 years of age.  Directors need not be stockholders of the Corporation.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

Section 3.          Quorum and Manner of Acting.  Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.  In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place.  At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

Section 4.          Place of Meeting.  The Board of Directors of the Corporation may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 5.          Regular Meetings.  Regular meetings of the Board of Directors shall be held whenever at such times and places as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 6.          Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, or the President or by a majority of the directors.

Section 7.          Notice of Meetings.  Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given.  Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 8.          Organization.  At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, another director chosen by a majority of the directors present, shall act as chairman.  The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof.  In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as secretary of the meeting.  Notwithstanding the foregoing, the Board of Directors or any committee thereof may appoint any person to act as secretary of any meeting of the Board or such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 9.          Rules and Regulations.  The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation, or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

Section 10.       Participation in Meeting by Means of Communication Equipment.  Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 11.        Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

Section 12.        Resignations.  Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.        Vacancies.  Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office then an election of directors may be held in the manner provided by statute.

Section 14.        Compensation.  The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees of the Board.  In addition, the Board of Directors shall have authority to determine, from time to time, the amount, if any, to be paid to its members in reimbursement for the reasonable expenses incurred by such persons in connection with the performance of their duties as directors or as members of committees of the Board.  Nothing contained in this Section 14 shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 15.        Directors Emeritus.  The Board of Directors may appoint one or more directors emeritus as it shall from time to time determine.  Each director emeritus appointed shall hold office at the pleasure of the Board of Directors.  A director emeritus shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to any director emeritus and no director emeritus shall be considered in determining whether a quorum of the Board of Directors is present.  A director emeritus shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board; however, a director emeritus shall not be entitled to vote on any matter presented to the Board of Directors.  A director emeritus, in consideration of such person serving as a director emeritus, shall be entitled to receive from the Corporation such fees for attendance at meetings of the Board of Directors as the Board shall from time to time determine.  In addition, a director emeritus shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director emeritus.

ARTICLE IV.

EXECUTIVE AND OTHER COMMITTEES

Section 1.          Executive Committee.  The Board of Directors may, by resolution passed by a majority of the whole board, designate annually two or more of its members to constitute members or alternate members of an Executive Committee, which committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business affairs of the Corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers that may require it, except that the Executive Committee shall not have such power or authority in reference to:

(a)          amending the Certificate of Incorporation of the Corporation;

(b)          adopting an agreement of merger or consolidation involving the Corporation;

(c)          recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation;

(d)          recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)          adopting, amending, or repealing any bylaw of the Corporation;

(f)           filling vacancies on the Board or any committee of the Board, including the Executive Committee; or

(g)          amending or repealing any resolution of the Board that by its terms may be amended or repealed only by the Board.

The Board shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it, and to discharge it, either with or without cause.

Section 2.          Other Committees.  The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee.  A majority of all members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  The Board shall have the power at any time to change the membership of, to fill all vacancies in, and to discharge any such committee, either with or without cause.

Section 3.          Procedure, Meetings, and Quorum.  Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof.  Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof.  Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, telegraph, or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such member.  Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given if all the members thereof shall be present thereat.  Notice of any adjourned meeting of the Executive Committee or any other committee of the Board need not be given.  The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation, or these Bylaws for the conduct of its meetings as the Executive Committee or such other committee deems proper.  A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee.  The Executive Committee and any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

ARTICLE V.

OFFICERS

Section 1.          Number and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer (who shall be the President unless a separate Chief Executive Officer shall be appointed), President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, including without limitation a Chairman of the Board and a Controller, each to have authority, functions, or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been elected and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided.  If one is to be elected, the Chairman of the Board shall be elected from among the directors.  One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation, or these Bylaws to be executed, acknowledged, or verified by two or more officers.  The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.  The Board may require any officer or agent to give security for the faithful performance of such person's duties.

Section 2.          Removal.  Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

Section 3.          Resignation.  Any officer may at any time resign by giving written notice to the Board of Directors, the Chief Executive Officer, the President, or the Secretary of the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.          Vacancies.  A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 5.          Chief Executive Officer.  The Chief Executive Officer shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed, and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board.

Section 6.          President.  At the request of the Chief Executive Officer, or, in the Chief Executive Officer’s absence, at the request of the Board, the President shall perform all of the duties of the Chief Executive Officer and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed, and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board.

Section 7.          Chairman of the Board.  If elected, the Chairman of the Board shall, if present, preside at meetings of the stockholders, meetings of the Board, and meetings of the Executive Committee (if a member thereof).  The Chairman shall perform all duties incident to the position of Chairman of a corporation and such other duties as may from time to time be assigned to the Chairman by resolution of the Board.

Section 8.         Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by the Chief Executive Officer, President, the Chairman of the Board, or the Board of Directors.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

Section 9.          Treasurer.  The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer, President, the Chairman of the Board, or the Board of Directors.

Section 10.       Secretary.  The Secretary shall record all the proceedings of the meetings of the stockholders, the Board of Directors, and the committees of the Board of Directors, if any, in one or more books kept for that purpose and will act as secretary at such meetings unless the Board of Directors appoints some other person to act as secretary at such meetings.  The Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation (if one is adopted) and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.  The Secretary shall have charge of the stock ledger books and also of the other books, records, and papers of the Corporation and shall see that the reports, statements, and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, President, the Chairman of the Board, or the Board of Directors.

Section 11.          Controller.  If elected, the Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the Chief Executive Officer, the President, the Chairman of the Board, or the Board of Directors.

Section 12.          Assistant Treasurers, Secretaries, and Controllers.  If elected, the Assistant Treasurers, the Assistant Secretaries, and the Assistant Controllers shall perform such duties as shall be assigned to them by the Treasurer, Secretary, or Controller, respectively, or by the Chief Executive Officer, the President, the Chairman of the Board, or the Board of Directors.

ARTICLE VI.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.          Power to Indemnify in Actions, Suits, or Proceedings Other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.          Power to Indemnify in Actions, Suits, or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 3.          Authorization of Indemnification.  Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.

Section 4.          Good Faith Defined.  For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.

Section 5.          Right to Indemnification.  Notwithstanding the other provisions of this Article VI, to the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 6.          Advancement of Expenses.  Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses (including attorneys' fees) incurred by former directors and officers or other employees or agents may be paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.          Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 or Section 2 of this Article VI.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 7 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.          Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI shall be made to the fullest extent permitted by law.  All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the director or officer who served in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect.  Any repeal or modification thereof shall not affect any rights or obligations then existing.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

Section 9.          Indemnification of Employees or Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

Section 10.          Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or obligation to indemnify such person against such liability under the applicable provisions of this Article VI.

Section 11.          Definitions of Certain Terms.  For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of the such constituent corporation serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article VI, references to "other enterprise" shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, or agent; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

Section 12.          Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 13.          Future Amendments.  The provisions of this Article VI are intended to require the Corporation to provide indemnification to its directors or officers and its directors or officers serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law.  If the Delaware General Corporation Law is amended at any time after the adoption of these Bylaws, and such amendment permits the Corporation to provide broader indemnification rights than are granted by the provisions of this Article VI, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

ARTICLE VII.

CAPITAL STOCK

Section 1.          Shares of Stock.  The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated.  Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board.  The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the Chief Executive Officer or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation (if one has been adopted), which may be by a facsimile thereof.  Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar.  Although any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent, or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of issue.

The stock ledger and blank share certificates shall be kept by the Secretary, a transfer agent, or a registrar or by any other officer or agent designated by the Board.

Section 2.          Transfer of Shares.  Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned, or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3.          Address of Stockholders.  Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

Section 4.          Lost, Destroyed, and Mutilated Certificates.  The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates or uncertificated shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction; the Board of Directors, or a committee designated thereby, may, in its discretion and as a condition precedent to the issuance of such new certificate or certificates or uncertificated shares, require the owner of such lost, stolen, or destroyed certificate or certificates, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.          Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates or uncertificated shares and may make such rules and take such action as it may deem expedient concerning the issue of certificates or uncertificated shares in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated.

Section 6.          Fixing Record Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date in accordance with Section 213 of Delaware General Corporation Law, as the same exists or hereafter may be amended.

Section 7.          Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any shares of its stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII.

SEAL

The Board of Directors may provide a corporate seal, which, if adopted, shall be in the form of a circle and shall bear the full name of the Corporation and such other words or figures as the Board of Directors may approve and adopt.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

ARTICLE X.

WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Corporation, or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to notice.

ARTICLE XI.

AMENDMENTS

These Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote at such meeting or by a majority vote of the Board of Directors, if notice of such alteration, amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting; provided, however, that neither Section 13 of Article II nor Section 2 or Section 13 of Article III of these Bylaws may be altered, amended, repealed, or replaced except by the vote of the holders of at least two-thirds of the stock of the Corporation issued and outstanding and entitled to vote.

ARTICLE XII.

MISCELLANEOUS

Section 1.          Execution of Documents.  The Board of Directors or any committee thereof shall designate the officers, employees, and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, and other documents for and in the name of the Corporation and may authorize such officers, employees, and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees, or agents of the Corporation.  Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or such committee may determine.  In the absence of such designation referred to in the first sentence of this Section 1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties; provided, however, that any deed, contract, mortgage, bond, debenture, or other document containing any monetary obligation of the Corporation extending more than thirty (30) days after the execution thereof shall require the approval of the principal officer in charge of the transaction and of the Treasurer of the Corporation, and shall be executed only by one of such officers or by the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation.

Section 2.          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board or any such committee shall select.

Section 3.          Checks.  All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof.  In the absence of such resolution referred to in the immediately preceding sentence, the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer, and the Controller of the Corporation shall have such power so referred to.

Section 4.          Proxies in Respect of Stock or Other Securities of Other Corporations.  The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney, or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

Section 5.          Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, or (d) any other action asserting a claim governed by the internal affairs doctrine.

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